Contact: Robert Forrester Interim President and Chief Executive Officer CombinatoRx, Incorporated 617-301-7100 rforrester@combinatorx.com Gina Nugent 857-753-6562 gnugent@combinatorx.com

COMBINATORX’S SYNAVIVE (CRx-102) MAINTAINS EFFICACY THROUGHOUT 12 MONTH

PHASE 2 KNEE OA EXTENSION TRIAL

-- Synavive-Naive Subjects Also Experienced Statistically Significant Benefits –

-- No Treatment-Related Increase in Glucocorticoid-Associated Adverse Events Observed --

CAMBRIDGE, Mass. – October 21, 2009 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced the results of a 12 month knee osteoarthritis (OA) Phase 2 extension trial for Synavive™ (CRx-102) at the American College of Rheumatology (ACR) 2009 Annual Meeting in Philadelphia. The data demonstrated that Synavive-treated subjects maintained efficacy levels throughout the 12 month extension trial. These findings further support the core study data, which was presented at EULAR in June 2009, in which knee OA efficacy was observed early in treatment and sustained throughout the three month core study in all WOMAC measurement subscales including pain, physical function and stiffness. Synavive is a novel dissociated glucocorticoid product candidate designed to enhance the anti-inflammatory benefits of glucocorticoids, without associated side effects. Synavive contains the cardiovascular agent dipyridamole and a very low dose of the glucocorticoid prednisolone and is being developed as a uniquely engineered oral, once-daily formulation.

In addition to maintaining efficacy for the Synavive-treatment group, placebo-treated subjects in the core study also experienced statistically significant improvements in all WOMAC measurement subscales upon crossing over to Synavive in the extension trial. Importantly, no treatment-related increase in glucocorticoid associated adverse events were observed in Synavive-treated subjects.

“Synavive appears to be well-tolerated and efficacious in reducing the signs and symptoms of knee OA over a 3 to 12-month period,” said Robert Forrester, Interim President and CEO of CombinatoRx. “These findings support the knee OA core study results and supplement the positive hand OA core study data, providing an attractive risk/benefit ratio warranting further development of Synavive in inflammatory conditions such as osteoarthritis and rheumatoid arthritis”.

Highlights of the data include:

Synavive activity in knee OA, which was observed early in the core study, was sustained over a 12-month period in the extension trial.

Placebo-treated patients in the core study experienced statistically significant improvements in all WOMAC measurement subscales, including pain, physical function and stiffness, upon crossing over to Synavive treatment in the extension trial.

Synavive safety was assessed through 12 months of treatment:

No treatment-related serious adverse events were reported.

No treatment-related increase in glucocorticoid-associated adverse events such as glucose levels, glaucoma, cataracts, infections, weight gain, bone loss or fractures were observed.

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About Synavive (CRx-102)

Synavive is a novel dissociated glucocorticoid product candidate designed to enhance the anti-inflammatory benefits of glucocorticoids, without associated side effects. Synavive contains the cardiovascular agent dipyridamole and a very low dose of the glucocorticoid prednisolone and is being developed as a uniquely engineered formulation. Synavive is thought to act through a novel multi-target mechanism of action in which dipyridamole synergistically and selectively amplifies prednisolone's anti-inflammatory and immunomodulatory activities by inhibiting key cell mediators of inflammation. In prior proof-of-concept clinical trials, Synavive demonstrated a powerful anti-inflammatory effect and rapid onset of action in patients with osteoarthritis and rheumatoid arthritis and was generally well-tolerated. Synavive is in Phase 2 clinical development for the treatment of immuno-inflammatory conditions.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx and its Synavive product candidate. These forward-looking statements about future expectations, plans and prospects of CombinatoRx, and its Synavive product candidate involve significant risks, uncertainties and assumptions, including risks related to CombinatoRx’s ability to further develop and obtain regulatory approval for the sale of Synavive and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2009 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com